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                                                                    Exhibit 3.30

                            CERTIFICATE OF RETIREMENT

     U.S.I. Holdings Corporation (the "Corporation"), a Delaware corporation does hereby certify:

     1. The Corporation reacquired shares of Preferred Stock of the Corporation, which pursuant to the Amended and Restated Certificate of the Corporation may not be reissued and must be retired.

     2. The shares of reacquired capital stock, which are being retired, are as follows: 3,288,289 Shares of Series A Preferred Stock; 22,500 shares of Series B Preferred Stock; 423,280 Shares of Series C Preferred Stock; 2,116,403 shares of Series D Preferred Stock, 4,355,851 shares of Series F Preferred Stock; 37,753 shares of Series G Preferred Stock; 2,141,166 shares of Series H Preferred Stock; 4,950 shares of Series K Preferred Stock; and 5,469 shares of Series M Preferred Stock.

     3. Upon the effective date of the filing of this certificate the Amended and Restated Certificate of Incorporation of the Corporation shall be amended so as to effect a reduction in the number of authorized shares of the (i) Series A Preferred Stock by 3,288,289 shares; (ii) Series B Preferred Stock by 22,500 shares; (iii) Series C Preferred Stock by 423,280 shares; (iv) Series D Preferred Stock by 2,116,403 shares; (v) Series F Preferred Stock of the Corporation by 4,355,851 shares; (vi) Series G Preferred Stock by 37,753 shares; (vii) Series H Preferred Stock by 2,141,166 shares; (viii) Series K Preferred Stock by 4,950 shares; (ix) Series M Preferred Stock by 5,469 shares; and the total authorized number of shares of Preferred Stock; by 12,395,661 to 57,604,339 shares of Preferred Stock.

     4. The retirement of the Preferred Shares effected by this Certificate has been authorized by the Board of Directors of the Corporation.

               IN WITNESS WHEREOF U.S.I. Holdings Corporation has caused this certificate to be signed by it authorized officer, this 26th day of August, 1998.

                                                 U.S.I. Holdings Corporation


                                                 By: /s/ Bernard H. Mizel
                                                     ---------------------------
                                                     Name: Bernard H. Mizel
                                                     Title: Chairman and CEO

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 11:00 AM 09/09/1998
   981349593 - 2398062